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                                                                   EXHIBIT 10.24

                          PURCHASE AND SALE AGREEMENT

          This Agreement, dated as of August 31, 1998, is between Michael C. Markovitz ("MM") and University of Sarasota, Inc., a Florida corporation ("U of S"), and relates to shares of the capital stock of MCM University Plaza, Inc., an Illinois corporation ("Plaza"). MM owns all of the outstanding capital stock of Plaza.

The parties hereto agree as follows:

          1. As of the date hereof, MM hereby sells, transfers and conveys to U of S 1,000 shares of the common stock, no par value, of Plaza (the "Shares"), for aggregate consideration of a note, substantially in the form attached hereto as Annex A, in the aggregate principal amount of $70,115.00, without representation or warranty except as set forth herein, and U of S hereby purchases and accepts the transfer and conveyance of such Shares on such terms.

          2. MM (i) represents and warrants that he is the legal and beneficial owner of the Shares and that the Shares are free and clear of any liens or security interests; (ii) represents and warrants that the Shares constitute all the shares of capital stock of Plaza or rights to purchase shares of such capital stock outstanding; and (iii) specifically makes no representation or warranty and assumes no responsibility with respect to the financial condition of Plaza or the condition, quality or suitability of Plaza's assets, it being understood that U of S, as lessee of the property owned by Plaza, is familiar with such assets and desires to assume all of the risks and rewards of owning the capital stock of Plaza.

          3. U of S shall indemnify and defend MM to the full extent permitted by law for any loss or obligation he may suffer as a result of his ownership of the Shares prior to the date of this Agreement.

          4. Each of MM and U of S shall use their respective commercially reasonable efforts to take all actions and to do all things necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

          5. This Agreement shall be governed by the internal laws, not the laws of conflicts, of the State of Illinois.
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          IN WITNESS WHEREOF, the parties hereto have caused this Purchase an
Sale Agreement to be executed, as of the date first above written.


                              MICHAEL C. MARKOVITZ

                              /s/ Michael C. Markovitz
                              ------------------------


                              UNIVERSITY OF SARASOTA, INC.


                              By: /s/ Michael C. Markovitz
                                  ------------------------
                              Title: Vice-Chairman


Acknowledged and Agreed:
MCM University Plaza, Inc.
By: /s/ Harold J. O'Donnell
    -----------------------
        Title:  President